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                                                                   Exhibit 23.10


                     CONSENT OF JEFFERIES & COMPANY, INC.


Abraxas Petroleum Corporation
500 North Loop 1604 East
Suite 100
San Antonio, Texas 78232

Gentlemen:

      We hereby consent to (i) the use of our opinion letter dated June 7, 2001 to the Board of Directors of Abraxas Petroleum Corporation (the "Company") included in Annex D to the Offer to Purchase/Circular/Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of the Company relating to the proposed exchange offer by the Company for the common shares of Grey Wolf Exploration Inc. and (ii) the references to, and summary of, such opinion in such Offer to Purchase/Circular/Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: June 7, 2001


                                          JEFFERIES & COMPANY, INC.



                                          By: /s/ TODD D. DITTMANN,
                                              ---------------------------
                                              Todd D. Dittmann
                                              Title: Senior Vice President